As filed with the Securities and Exchange Commission on November 13, 1997
                                Registration No. ________

         SECURITIES AND EXCHANGE COMMISSION
              WASHINGTON, D.C. 20549

       FORM S-8 REGISTRATION STATEMENT UNDER
           THE SECURITIES ACT OF 1933
                        ---------

             DATRON SYSTEMS INCORPORATED
(Exact name of registrant as specified in its charter)
                        ----------

    Delaware                             95-2582922
(State or other jurisdiction of       (I.R.S. employer
incorporation or organization)         identification No.)
                        ----------

304 Enterprise Street, Escondido, California 92029
       (Address of principal executive offices)
                        ---------

             EMPLOYEE STOCK PURCHASE PLAN
               (Full title of the plan)
                        ---------

                     David A. Derby
                Datron Systems Incorporated
                   304 Enterprise Street
                 Escondido, California 92029
         (Name and address of agent for service)

                    (760) 747-3734
 (Telephone number, including area code, of agent for service

             Copy to: Timothy G. Hoxie, Esq.
             Heller, Ehrman, White & McAuliffe
             333 Bush Street
             San Francisco, California  94104-2878
             (415) 772-6000
                           ----------

                         CALCULATION OF REGISTRATION FEE
==============================================================================

                                          Proposed      Proposed
Title of                                  maximum       maximum
securities                     Amount     offering     aggregate     Amount of
  to be                         to be     price per     offering   registration
registered                    registered  share <F1>      price         fee
-------------------------------------------------------------------------------
Common Stock
($.01 par value)               200,000      $10.25      $2,050,000   $621.21

==============================================================================

<F1>  Estimated (solely for the purpose of calculating the registration fee)
on the basis of the average high and low prices reported of the registrant's Common Stock on the Nasdaq National Market on November 10, 1997 as reported in the Wall Street Journal on November 11, 1997.

                            PART II

      INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The following documents filed or to be filed with the Commission by the Registrant are incorporated by reference in this registration statement:

          (a) The Registrant's latest annual report (Form 10-K) filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed;

          (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report or prospectus referred to in (a) above;

          (c) The description of the Common Stock of the Registrant contained in the registration statement filed under the Exchange Act registering such Common Stock under Section
12 of the Exchange Act.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part thereof from the date of filing of such documents.

Item 4. Description of Securities

        Not Applicable.

Item 5. Interests of Named Experts and Counsel

        Victor A. Hebert is a shareholder of a professional corporation that is a partner of Heller, Ehrman, White & McAuliffe and holds 2,000 shares of Common Stock and options to purchase 5,000 shares of Common Stock of the Registrant.

Item 6. Indemnification of Directors and Officers

        The Registrant has the power to indemnify its officers and directors against liability for certain acts pursuant to
Section 42 of the Registrant's By-laws:

       "(a) Right of Indemnity. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative, whether or not the action is by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding to the maximum extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time. For purposes of these subparagraphs, "the corporation", "other enterprise", "fines", and "serving at the request of the corporation" shall have the meaning specified in Section 145.

       (b) Approval of Indemnity. Upon written request to the Board of Directors by any person seeking indemnification under Section 145(a) or (b), the Board of Directors shall approve indemnification upon a determination that indemnification of the person is proper in the circumstances because the person has met the applicable standard of conduct set forth in Section 145(a) or (b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, of (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) if there are no disinterested directors, by the stockholders.

       (c) Advancement of Expenses. Expenses incurred by any person entitled to indemnification under this Bylaw in defending a civil or criminal action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding, provided that, if Section 145 so requires, the payment of such expenses incurred by an officer or director in his or her capacity as such (and not in any other capacity in which a director or officer, including without limitation service with respect to an employee benefit plan) in advance of an action, suit or proceeding shall only be made upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the corporation as authorized in
Section 145.

       (d) Non-exclusivity of Rights. The right to indemnification and payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Bylaw shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Such rights shall continue as to a person who has ceased to be an officer, director, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

      (e) Contract Right. The right to indemnification confirmed by this Bylaw shall be a contract right.

      (f) Proceedings by Indemnitee. A person otherwise entitled to indemnification in connection with any action, suit or proceeding (or part thereof) initiated by such person shall only be indemnified for, or have his or her expenses advanced in connection therewith, if such proceedings (or part thereof) are authorized by the Board of Directors."

      In addition, the Registrant has entered into Indemnification Agreements with each of its directors and officers as authorized by the Registrant's stockholders at the annual meeting held August 11, 1992. Such agreements are intended to require the Registrant to indemnify such directors and officers to the fullest extent permitted by Delaware law.

      The Registrant has directors and officers liability insurance which would indemnify the directors and officers of the Registrant against damages arising out of certain kinds of claims which might be made against them based on actions taken or omissions made in their capacity as directors or officers of the Registrant.

Item 8.  Exhibits

         4.1  Employee Stock Purchase Plan
              (incorporated by this reference to the Exhibit bearing the same number filed with the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1997)

         5    Opinion of Heller, Ehrman, White & McAuliffe

         23.1 Consent of Heller, Ehrman, White & McAuliffe
                  (filed as part of Exhibit 5)

         23.2 Consent of Deloitte & Touche LLP

         24   Power of Attorney (see page 8)

Item 9.     Undertakings

     A.     The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

               (i)  To include any prospectus required by
Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                (iii)  To include any material information
with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs a(1)(i) and a(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a posteffective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     D. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                          SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Escondido, State of California, on this 13th day of November, 1997.

                           DATRON SYSTEMS INCORPORATED

                           By:  /s/ David A. Derby
                                ---------------------
                                President and
                                Chief Executive Officer

              POWER OF ATTORNEY TO SIGN AMENDMENTS

  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below appoints David A. Derby and William L. Stephan, and each of them, with full power of substitution and full power to act without the other such person's true and lawful attorney-in-fact and agent for such person in such person's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as they or such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

/s/ David A. Derby       President, Chief        November 4, 1997
------------------       Executive Officer and
David A. Derby           Director (Principal
                         Executive Officer)

/s/ Richard W. Pershing  Chairman of the Board   November 4, 1997
-----------------------  of Directors
Richard W. Pershing

/s/ William L. Stephan   Vice President, Chief   November 4, 1997
----------------------   Financial Officer and
William L. Stephan       Treasurer (Principal
                         Accounting Officer)

/s/ Kent P. Ainsworth    Director                November 5, 1997
---------------------
Kent P. Ainsworth

/s/ Michael F. Bigham    Director                November 4, 1997
---------------------
Michael F. Bigham

/s/ Adrian C. Cassidy    Director                November 4, 1997
---------------------
Adrian C. Cassidy

/s/ Peter F. Scott       Director                November 4, 1997
---------------------
Peter F. Scott

/s/ Robert D. Sherer     Director                November 4, 1997
---------------------
Robert D. Sherer

                       Index to Exhibits

Exhibit No.      Description of Exhibit
-----------      ----------------------------------------------------
   4.1           Employee Stock Purchase Plan (incorporated by this
                 reference to the Exhibit bearing the same number filed with the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1997).

   5             Opinion of Heller, Ehrman, White & McAuliffe

   23.1          Consent of Heller, Ehrman, White & McAuliffe
                 (filed as part of Exhibit 5)

   23.2          Consent of Deloitte & Touche LLP

   24            Power of Attorney (see page 8)